Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD THIRD QUARTER
FISCAL YEAR 2015 NET SALES AND ADJUSTED EARNINGS PER SHARE

Net Sales Increase by 19%
Earnings Per Diluted Share $0.32
Adjusted Earnings Per Diluted Share $0.45

Updates Annual Guidance Including Recent Acquisitions

Lake Success, NY, May 6, 2015-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported results for its third quarter ended March 31, 2015.

Third Quarter Performance Highlights

•
Record third quarter net sales of $662.7 million, a 19% increase over the prior year period. Foreign exchange rate changes on a year-over-year basis impacted sales by $26 million. Excluding the effect of these exchange rate changes, sales would have been $688.7 million, or a 24% increase over the prior year period.

•
Earnings per diluted share of $0.32; adjusted earnings per diluted share of $0.45. Unfavorable foreign currencies impacted reported results by $0.04 per diluted share and by $0.01 per adjusted diluted share.

•	Operating income of $60.2 million; adjusted operating income of $77.5 million.

“I am pleased with our third quarter results. We had record third quarter net sales, as the strength of our core brands and contributions from acquisitions helped us to overcome foreign currency impacts to deliver our 18th consecutive year-over-year double digit net sales growth,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our team managed our expenses and focused on productivity improvements to deliver profitable worldwide expansion in the quarter, while we also experienced greater contribution from our Hain Pure Protein Corporation business as consumers today increasingly seek fresh, antibiotic-free and organic proteins to complement their healthy lifestyles.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Third Quarter Fiscal Year 2015
Hain Celestial US reported record third quarter net sales of $343.7 million, an increase of 8%, over the prior year third quarter. In the United Kingdom, net sales were $178.1 million, and the Rest of the World segment reported net sales of $57.8 million, which includes the recently acquired Belvedere International with its Live Clean® brand. The Hain Pure Protein segment (HPPC), which includes the recently acquired Empire® brand of kosher foods, reported net sales of $83.2 million. The Company had strong brand contribution led by double digit growth in constant currency from Sensible Portions®, Tilda®, Ella’s Kitchen®, The Greek Gods®, Terra®, Hain Pure Foods®, DeBoles®, Natumi®, Jason® and Avalon Organics®. Net sales of Rudi’s Organic Bakery®, Plainville Farms®, FreeBird®, Empire®, Kosher Valley® and Live Clean® brands acquired after the third quarter of fiscal year 2014 also contributed to the growth.

The Company earned net income of $33.4 million and adjusted net income of $46.5 million for the third quarter. Earnings per diluted share for the third quarter were $0.32 and on an adjusted basis were $0.45. Included in reported results for the third quarter is a non-cash partial impairment charge of $5.5 million ($4.4 million after-tax or $0.04 per diluted share) for an intangible asset related to the United Kingdom segment. Refer to Non-GAAP Financial Measures in this press release for adjustments.

Fiscal Year 2015 Guidance
The Company updated its annual net sales guidance for the acquisitions of Belvedere International with its Live Clean® personal care brand and Empire® brands during the third quarter and updated its earnings guidance.

•	Total net sales range of $2.692 billion to $2.700 billion; an increase of approximately 25% as compared to fiscal year 2014.

•	Earnings range of $1.86 to $1.90 per diluted share; an increase of 17% to 20% as compared to fiscal year 2014.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation settlements and other non-recurring items including any product recalls or market withdrawals that have been or may be incurred during the Company’s fiscal year 2015, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of third quarter and nine month results by reportable segment:

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 3/31/15	$343,728	$178,068	$83,192	$57,751	$—	$662,739
Net sales - Three months ended 3/31/14	$319,471	$176,939	$—	$61,010	$—	$557,420

% change - FY'15 net sales vs. FY'14 net sales	7.6%	0.6%		(5.3)%		18.9%

OPERATING INCOME
Three months ended 3/31/15
Operating income	$55,851	$11,760	$4,970	$4,412	$(16,799)	$60,194
Non-GAAP Adjustments [1]	$3,188	$3,838	$—	$—	$10,326	$17,352
Adjusted operating income	$59,039	$15,598	$4,970	$4,412	$(6,473)	$77,546
Adjusted operating income margin	17.2%	8.8%	6.0%	7.6%		11.7%

Three months ended 3/31/14
Operating income	$56,702	$18,366	$—	$5,100	$(16,539)	$63,629
Non-GAAP Adjustments [1]	$—	$913	$—	$65	$7,649	$8,627
Adjusted operating income	$56,702	$19,279	$—	$5,165	$(8,890)	$72,256
Adjusted operating income margin	17.7%	10.9%		8.5%		13.0%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Nine months ended 3/31/15	$1,034,612	$551,144	$240,078	$164,545	$—	$1,990,379
Non-GAAP Adjustments [1]	$15,773	$—	$—	$928	$—	$16,701
Adjusted net sales - Nine months ended 3/31/15	$1,050,385	$551,144	$240,078	$165,473	$—	$2,007,080

Net sales - Nine months ended 3/31/14 [2]	$959,191	$436,985	$—	$173,607	$—	$1,569,783

% change - FY'15 adjusted net sales vs. FY'14 net sales	9.5%	26.1%		(4.7)%		27.9%

OPERATING INCOME
Nine months ended 3/31/15
Operating income	$141,031	$29,618	$16,505	$10,660	$(34,781)	$163,033
Non-GAAP Adjustments [1]	$33,546	$12,002	$140	$2,187	$12,822	$60,697
Adjusted operating income	$174,577	$41,620	$16,645	$12,847	$(21,959)	$223,730
Adjusted operating income margin	16.6%	7.6%	6.9%	7.8%		11.1%

Nine months ended 3/31/14
Operating income	$159,578	$32,278	$—	$11,544	$(35,686)	$167,714
Non-GAAP Adjustments [1]	$482	$2,209	$—	$866	$10,866	$14,423
Adjusted operating income	$160,060	$34,487	$—	$12,410	$(24,820)	$182,137
Adjusted operating income margin	16.7%	7.9%		7.1%		11.6%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"
(2) There were no non-GAAP adjustments to net sales for the nine months ended 3/31/14

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its third quarter fiscal year 2015 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

Upcoming Events
The Company is scheduled to present at several conferences in May, all times indicated are eastern daylight saving time: J.P. Morgan Global Consumer and Retail Conference on Tuesday, May 19, 2015 at 7:45 AM in London; BMO Capital Markets Farm to Market Conference on Thursday, May 21, 2015 at 11:00 AM and Citi 2015 Global Consumer Conference on Wednesday, May 27th at 11:20 AM, both in New York City. A live audio webcast and a replay of the events will be available under the Investor Relations section of the Company's website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend”, “estimate,” “believe,” “seek”, “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward”, “outlook”, and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s guidance for net sales and earnings per diluted share for fiscal year 2015. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the Company’s actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2015 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investment to successfully execute its business plan; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; product recall or market withdrawal; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2014. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted operating income, adjusted income from continuing operations, adjusted income per diluted share from continuing operations, adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and nine months ended March 31, 2015 and 2014 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three and nine months ended March 31, 2015 and 2014, adjusted EBITDA was calculated as follows:

	3 Months Ended		9 Months Ended
	3/31/2015	3/31/2014	3/31/2015	3/31/2014
	(dollars in thousands)		(dollars in thousands)
Net Income	$33,394	$35,241	$96,824	$104,127
Income taxes	18,147	19,748	45,144	48,247
Interest expense, net	5,670	5,699	17,644	16,193
Depreciation and amortization	14,163	12,789	43,064	34,597
Impairment of long lived assets	6,514	—	6,514	—
Equity in earnings of affiliates	13	(83)	(315)	(2,128)
Stock based compensation	2,935	3,020	8,934	9,657
Subtotal	$80,836	$76,414	$217,809	$210,693
Adjustments (a)	7,916	11,405	45,927	16,052
Adjusted EBITDA	$88,752	$87,819	$263,736	$226,745

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes. It also includes loss from discontinued operations, net of tax.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the nine-months ended March 31, 2015 and 2014, operating free cash flow was calculated as follows:

	9 Months Ended
	3/31/2015	3/31/2014
	(dollars in thousands)
Cash flow provided by operating activities	$70,169	$122,281
Purchases of property, plant and equipment	(36,312)	(30,724)
Operating free cash flow	$33,857	$91,557

Operating free cash flow for the nine-months ended March 31, 2015 was $33.9 million, compared to $91.6 million in the prior year period. Our current period operating free cash flow was impacted primarily by the effects of our MaraNatha® nut butter recall and working capital requirements on a higher sales base.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$100,325	$123,751
Accounts receivable, net	337,516	287,915
Inventories	369,968	320,251
Deferred income taxes	26,581	23,780
Other current assets	46,514	47,906
Total current assets	880,904	803,603

Property, plant and equipment, net	325,966	310,661
Goodwill, net	1,107,328	1,134,368
Trademarks and other intangible assets, net	631,866	651,482
Investments and joint ventures	3,449	36,511
Other assets	31,686	28,692
Total assets	$2,981,199	$2,965,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$226,497	$239,162
Accrued expenses and other current liabilities	82,319	84,906
Current portion of long-term debt	33,870	100,096
Total current liabilities	342,686	424,164

Long-term debt, less current portion	845,103	767,827
Deferred income taxes	159,743	148,439
Other noncurrent liabilities	5,834	5,020
Total liabilities	1,353,366	1,345,450

Stockholders' equity:
Common stock*	1,058	1,031
Additional paid-in capital*	1,064,341	969,182
Retained earnings	726,442	629,618
Accumulated other comprehensive income (loss)	(105,937)	60,128
Subtotal	1,685,904	1,659,959
Treasury stock	(58,071)	(40,092)
Total stockholders' equity	1,627,833	1,619,867

Total liabilities and stockholders' equity	$2,981,199	$2,965,317

* Amounts as of June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net sales	$662,739	$557,420	$1,990,379	$1,569,783
Cost of sales	504,990	404,627	1,539,459	1,154,790
Gross profit	157,749	152,793	450,920	414,993

Selling, general and administrative expenses	83,068	78,268	262,613	227,092
Amortization/impairment of acquired intangibles	10,189	4,133	19,001	11,248
Acquisition related expenses including integration and restructuring charges, net	4,298	6,763	6,273	8,939

Operating income	60,194	63,629	163,033	167,714

Interest expense and other expenses, net	8,640	5,946	21,380	15,839
Income before income taxes and equity in earnings of equity-method investees	51,554	57,683	141,653	151,875
Income tax provision	18,147	19,748	45,144	48,247
Loss (income) of equity-method investees, net of tax	13	(83)	(315)	(2,128)

Income from continuing operations	33,394	38,018	96,824	105,756
Loss from discontinued operations, net of tax	—	(2,777)	—	(1,629)
Net income	$33,394	$35,241	$96,824	$104,127

Basic net income per share*:
From continuing operations	$0.33	$0.38	$0.95	$1.09
From discontinued operations	—	(0.03)	—	(0.02)
Net income per share - basic	$0.33	$0.35	$0.95	$1.07

Diluted net income per share*:
From continuing operations	$0.32	$0.37	$0.94	$1.07
From discontinued operations	—	(0.03)	—	(0.02)
Net income per share - diluted	$0.32	$0.34	$0.94	$1.05

Weighted average common shares outstanding:
Basic	102,252	99,390	101,401	96,946
Diluted	103,796	101,502	103,226	99,246

*Share and per share amounts for the three and nine months ended March 31, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted
	(Unaudited)

Net Sales	$662,739	$—	$662,739	$557,420
Cost of sales	504,990	(5,928)	499,062	403,531
Gross profit	157,749	5,928	163,677	153,889
Selling, general and administrative expenses	83,068	(1,616)	81,452	77,500
Amortization/impairment of acquired intangibles	10,189	(5,510)	4,679	4,133
Acquisition related expenses including integration and restructuring charges, net	4,298	(4,298)	—	—
Operating income	60,194	17,352	77,546	72,256
Interest and other expenses, net	8,640	(2,216)	6,424	6,859
Income before income taxes and equity in earnings of equity-method investees	51,554	19,568	71,122	65,397
Income tax provision	18,147	6,427	24,574	21,116
Loss (income) of equity-method investees, net of tax	13	—	13	(241)
Income from continuing operations	$33,394	$13,141	$46,535	$44,522

Income per share from continuing operations - basic*	$0.33	$0.13	$0.46	$0.45

Income per share from continuing operations - diluted*	$0.32	$0.13	$0.45	$0.44

Weighted average common shares outstanding*:
Basic	102,252		102,252	99,390
Diluted	103,796		103,796	101,502

*Share and per share amounts for the three months ended March 31, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Ashland factory and related expenses	$2,142	$814	$—	$—
UK Factory start-up costs	2,512	521	977	230
Other integration costs	1,274	427	119	27
Cost of sales	5,928	1,762	1,096	257

Tilda insurance consultancy and other start-up/integration costs	1,098	275	—	—
Litigation expenses	518	197	768	292
Selling, general and administrative expenses	1,616	472	768	292

Tradename impairment charge	5,510	1,102	—	—
Amortization/impairment of acquired intangibles	5,510	1,102	—	—

Acquisition related fees and expenses, integration and restructuring charges	4,298	1,463	6,918	2,481
Contingent consideration (income) expense, net	—	—	(155)	—
Acquisition related expenses including integration and restructuring charges, net	4,298	1,463	6,763	2,481

Unrealized currency impacts	5,141	1,628	(524)	(213)
Gain on pre-existing investment in Empire Kosher	(2,922)	—	—	—
Gain on disposal of investment held for sale	(3)	—	(467)	(177)
Interest accretion and other items, net	—	—	78	20
Interest and other expenses, net	2,216	1,628	(913)	(370)

Hain Pure Protein Corporation mortality losses	—	—	158	—
Loss (income) of equity-method investees, net of tax	—	—	158	—

Nondeductible acquisition related transaction expenses	—	—	—	(1,292)
Income tax provision	—	—	—	(1,292)

Total adjustments	$19,568	$6,427	$7,872	$1,368

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted
	(Unaudited)

Net Sales	$1,990,379	$16,701	$2,007,080	$1,569,783
Cost of sales	1,539,459	(25,059)	1,514,400	1,150,753
Gross profit	450,920	41,760	492,680	419,030
Selling, general and administrative expenses	262,613	(7,154)	255,459	225,645
Amortization/impairment of acquired intangibles	19,001	(5,510)	13,491	11,248
Acquisition related expenses including integration and restructuring charges, net	6,273	(6,273)	—	—
Operating income	163,033	60,697	223,730	182,137
Interest and other expenses, net	21,380	(2,466)	18,914	18,924
Income before income taxes and equity in earnings of equity-method investees	141,653	63,163	204,816	163,213
Income tax provision	45,144	23,257	68,401	52,964
Loss (income) of equity-method investees, net of tax	(315)	—	(315)	(2,286)
Income from continuing operations	$96,824	$39,906	$136,730	$112,535

Income per share from continuing operations - basic*	$0.95	$0.40	$1.35	$1.16

Income per share from continuing operations - diluted*	$0.94	$0.38	$1.32	$1.13

Weighted average common shares outstanding*:
Basic	101,401		101,401	96,946
Diluted	103,226		103,226	99,246

*Share and per share amounts for the nine months ended March 31, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$15,773	$5,994	$—	$—
European non-dairy beverage withdrawal	928	316	—	—
Net sales	16,701	6,310	—	—

Nut butter recall	9,428	3,583	—	—
European non-dairy beverage withdrawal	1,259	428	—	—
Fakenham allowance for fire	900	187	—	—
Ashland factory and related expenses	2,142	814	—	—
UK Factory start-up costs	8,533	1,770	3,120	814
Acquisition related and other integration costs	2,797	817	480	109
Co-pack contract termination costs	—	—	437	166
Cost of sales	25,059	7,599	4,037	1,089

Nut butter recall	4,909	1,864	—	—
Tilda insurance consultancy and other start-up/integration costs	1,354	352	—	—
Litigation expenses	891	339	1,223	465
Expenses related to third party sale of common stock	—	—	224	85
Selling, general and administrative expenses	7,154	2,555	1,447	550

Tradename impairment charge	5,510	1,102	—	—
Amortization/impairment of acquired intangibles	5,510	1,102	—	—

Acquisition related fees and expenses, integration and restructuring charges	5,992	2,100	10,875	3,795
Contingent consideration (income) expense, net	281	—	(1,936)	(1,117)
Acquisition related expenses including integration and restructuring charges, net	6,273	2,100	8,939	2,678

Unrealized currency impacts	10,957	3,561	(2,941)	(1,260)
Gain on pre-existing investments in HPPC and Empire Kosher	(8,256)	—	—	—
Gain on disposal of investment held for sale	(314)	—	(701)	(266)
Interest accretion and other items, net	79	30	557	184
Interest and other expenses, net	2,466	3,591	(3,085)	(1,342)

Hain Pure Protein Corporation mortality losses	—	—	158	—
Loss (income) of equity-method investees, net of tax	—	—	158	—

Discrete tax benefit resulting from enacted tax rate change	—	—	—	3,777
Increase in unrecognized tax benefits	—	—	—	(550)
Nondeductible acquisition related transaction expenses	—	—	—	(1,485)
Income tax provision	—	—	—	1,742

Total adjustments	$63,163	$23,257	$11,496	$4,717